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                             AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF
                                   PLUMA, INC.

         The undersigned, being of the age of eighteen (18) years or more, does hereby make and acknowledge these Articles of Incorporation for the purposes of forming a business corporation under and by virtue of the laws of the State of North Carolina:

         1.       The name of the corporation is PLUMA, INC.

         2.       The period of duration of the corporation is perpetual

         3.       The purposes for which the corporation is organized are:

                  (a) To engage in the business of the manufacture of active sportswear.

                  (b) To engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General

Statutes of North Carolina.

          4. The aggregate number of shares which the Corporation shall have authority to issue is sixteen million (16,000,000) shares which shall be divided into two (2) classes, with the first class consisting of fifteen million (15,000,000) shares of common stock with no par value, and with the second class consisting of one million (1,000,000) shares of blank stock with no par value.

                   The Board of Directors, by a resolution or by resolutions, may classify and reclassify any unissued shares of blank preferred stock by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions (including restrictions on transfers of shares), limitations as to dividends, qualifications or terms or conditions of the redemption of such shares of blank preferred stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of preferred stock shall include, without limitation

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                   subject to the  provisions of the Articles of  Incorporation, authority to determine, fix, or alter one or more of the following:

                  (i) The  distinctive  designation  of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph.

                 (ii) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior, or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                (iii) Whether or not  shares of such class or series  shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                (iv) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the

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                      conversion  or  exchange  rate in such  events  or at such times as the Board of Directors shall determine.

                (v) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                (vi) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

               (vii) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

               (viii) Any other  preferences,  rights,  restrictions,  including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Articles of Incorporation of the Corporation.



         5. The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One Dollar ($1.00) in cash or property of equivalent value.

         6. The shareholders of the corporation shall have no pre-emptive right to acquire additional or treasury shares of the corporation.

         7. The address of the initial registered office of the corporation in the State of North Carolina is 801 Fieldcrest Road, Eden, North Carolina, Rockingham County; and the name its registered agent at such address is Nancy B. Barksdale.

         8. The number of directors constituting the initial Board of Directors shall be eight; and the name and addresses of the persons who are to serve as directors until the first meeting of shareholders, or until his successors be elected and qualify are:

                  NAME                                 ADDRESS


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         Monroe Light                         221 Commerce Place
                                              Greensboro, NC 27401


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         William K. Mileski                   221 Commerce Place
                                              Greensboro, NC 27401

         Henry Gurganus                       221 Commerce Place
                                              Greensboro, NC 27401

         George C. Wade                       221 Commerce Place
                                              Greensboro, NC 27401

         Edwin B. Monroe                      221 Commerce Place
                                              Greensboro, NC 27401

         G. Wallker Box                       221 Commerce Place
                                              Greensboro, NC 27401

         R. Duke Ferrell, Jr.                 221 Commerce Place
                                              Greensboro, NC 27401

         Glazier B. Piland                    221 Commerce Place
                                              Greensboro, NC 27401

         9.       That the name and address of the incorporator is Richard
D. Hall, Jr., 221 Commerce Place, Greensboro, Guilford County,

North Carolina 27401.

         IN WITNESS WHEREOF, I have hereunto set my hand this the 18th day of November, 1986.

                                                      /s/ Richard D. Hall, Jr.
                                                     Richard D. Hall, Jr.
                                                     Incorporator

NORTH CAROLINA
GUILFORD COUNTY

         This is to certify that on this 18th day of November, 1986, before me, a notary public, personally appeared Richard D. Hall, Jr., whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements herein contained are true.

         WITNESS my hand and notarial seal, this the 18th day of July, 1996.


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                                       /s/ Georgia R. Halvorsen

                                      Notary Public

My commission Expires: 10-28-89

                                                                          [SEAL]